UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

7-Eleven, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-16626	75-1085131
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 828-7011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2005, the Board of Directors of 7-Eleven, Inc. (the "Registrant"), upon the recommendation of the Nominating, Organization and Corporate Governance Committee, approved revised compensation levels for non-employee directors, effective January 1, 2005.

For non-employee directors affiliated with the Registrant's majority shareholder, the new annual retainer for Board service is $25,000. These directors do not receive additional compensation for their attendance at Board meetings.

For independent directors, the new compensation levels are listed below. Levels that are unchanged from previous levels are indicated by an asterisk.

i Annual retainer for Board service: $30,000*

i Annual retainer for Audit Committee chairman: $10,000

i Annual retainer for chairmen of other Committees: $5,000*

i Board/Committee meeting fees (in-person): $1,500 per meeting

i Board/Committee meeting fees (by teleconference): $1,000 per meeting*

i Annual equity grant to independent directors: Target value of $100,000, two-thirds of which will be delivered via stock options and one-third via restricted stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2005

7-ELEVEN, INC.

/s/ BRYAN F. SMITH, JR___________

Bryan F. Smith, Jr.

Executive Vice President, General Counsel

and Secretary